LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints the
Chief Financial Officer and the Vice President of Bluegreen Vacations Holding Corporation, a Florida corporation (the "Company"), and each of them acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5
(including any amendments thereto) with respect to the securities of the Company with the United States Securities and Exchange Commission and any and all other national securities exchanges as considered necessary or advisable under Section 16(a)
 of the
Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as the same may be amended from time to time (the "Exchange Act");

(2)	seek or obtain, as the undersigned's representative and on the undersigned's behalf,
information on transactions in the Company's securities from any third party, including brokers,
employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)	perform any and all other acts which in the discretion of such attorney-in-fact are necessary
 or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)	this Limited Power of Attorney authorizes, but does not require, each such
attorney-in-fact
to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by each such attorney-in-fact on
behalf of the undersigned
 pursuant to this Limited Power of Attorney will be in such form and will contain such information and
 disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor any of such attorneys-in-fact assumes: (i) any liability
 for the undersigned's
 responsibility to comply with the requirements of the Exchange Act; (ii) any liability
 of the undersigned
 for any failure to comply with such requirements; or (iii) any obligation or liability
 of the undersigned
 for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)	this Limited Power of Attorney does not relieve the undersigned from responsibility
 for compliance with
the undersigned's obligations under the Exchange Act, including, without limitation, the reporting
requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each and all of the foregoing attorneys-in-fact full power and
authority to do and perform all and every act and thing whatsoever requisite,
necessary
 or appropriate
to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might
or could do if present, hereby ratifying all that each and all such attorneys-in-fact of, for and on behalf
of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a
signed writing delivered to each such attorney-in-fact.

      	IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney
		as of this 6th day
		of May 2021.






/s/ Arnold Sevell
							Print Name: Arnold Sevell
















/s/ Adrienne Kelley ______
							Print Name: Adrienne Kelley
							Vice President




/s/ Raymond S. Lopez______
							Print Name: Raymond S. Lopez
							Chief Financial Officer